Exhibit 23.3

CONSENT OF DELOITTE & TOUCHE LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005, relating to the financial statements of The Cronos Group, appearing in the Annual Report on Form 10-K of The Cronos Group for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

July 15, 2005	/s/ Deloitte & Touche LLP